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               ARCHER, CATHRO & ASSOCIATES (1981) LIMITED
                     1016 - 510 West Hastings Street
                        Vancouver, B.C.   V6B 1L8
Telephone: 604-688-2568                                     Fax: 604-688-2578
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                CONSENT OF GEOLOGICAL ENGINEERING FIRM
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We hereby consent to the inclusion and reference of our report dated October,
2002, entitled Assessment Report Describing Prospecting and Hand Pitting on the Seymour Property Sey 1-20 Claims YC09221-YC09240, in the Form SB-2 Registration Statement to be filed by Daneli Ventures Inc. with the United States Securities and Exchange Commission.

Dated the 20th day of June, 2003


ARCHER, CATHRO & ASSOCIATES (1981) LIMITED


/s/ Joan Mariacher
__________________________
Joan Mariacher, Director and
Authorized Signatory